UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2017

COLONY NORTHSTAR, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 282-8820
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Explanatory Note
On January 10, 2017, NorthStar Asset Management Group Inc., a Delaware corporation (“NSAM”) merged with and into Colony NorthStar, Inc., a Maryland corporation ("Colony NorthStar" or the "Company") to redomesticate NSAM into a Maryland corporation, with Colony NorthStar surviving the merger, followed by a series of internal reorganization transactions with subsidiaries of NorthStar Realty Finance Corp., a Maryland corporation (“NRF”), resulting in NRF becoming a wholly owned subsidiary of one such subsidiary (“New NRF Parent”), and the merger of New NRF Parent with and into Colony NorthStar, and finally the merger of Colony Capital Inc., a Maryland corporation (“Colony”), with and into Colony NorthStar, with Colony NorthStar surviving each of such merger transactions as the combined company (collectively, the “Mergers”), pursuant to the Agreement and Plans of Merger, dated as of June 2, 2016, by and among NSAM, Colony, NRF, Colony NorthStar, New NRF Parent, NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub LLC, as amended from time to time (the “Merger Agreement”). As a result of the Mergers, Colony NorthStar became the successor to NSAM, and, pursuant to Rule 12g-3(a) under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Class A common stock of Colony NorthStar, as the successor issuer to NSAM, are deemed registered under Section 12(b) of the Exchange Act. Following the Mergers, the Class A common stock of Colony NorthStar was listed on the New York Stock Exchange (the "NYSE") under the symbol "CLNS" in the same manner that shares of common stock of NSAM was listed on the NYSE.
For more information concerning the effects of the Mergers and the succession of NSAM to Colony NorthStar upon their effectiveness, please see the Colony NorthStar Current Report on Form 8-K12B, filed with the SEC on January 10, 2017.
Item 4.01    Changes in Registrant’s Certifying Accountant.
On February 23, 2017, the Company, upon approval of the Audit Committee of its Board of Directors, engaged Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Concurrently, the Company informed Grant Thornton LLP (“GT”) that it will be dismissed as the independent registered public accounting firm for the Company. GT will complete the audit of NSAM’s consolidated financial statements for the year ended December 31, 2016, to be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. EY previously served as the independent registered public accounting firm for Colony Capital, Inc. GT’s dismissal was not due to any reasons related to the reporting or accounting operations, policies or procedures of the Company.
During the years ended December 31, 2016 and 2015 and the subsequent interim period through February 28, 2017, neither the Company nor anyone on its behalf has consulted with EY regarding (1) application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on NSAM’s financial statements and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (3) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
GT’s reports on NSAM’s consolidated financial statements as of and for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audits of NSAM’s consolidated financial statements for the years ended December 31, 2016 and 2015, and during the subsequent interim period through February 28, 2017, there were (1) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to GT’s satisfaction, would have caused GT to make reference to the subject matter in its reports for such years and (2) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided GT with a copy of the disclosure it is making in this Current Report on Form 8-K. The Company requested that GT furnish to the Company a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of GT’s letter dated February 28, 2017 is attached as Exhibit 16.1 hereto.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP to the U.S. Securities and Exchange Commission, dated February 28, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2017

COLONY NORTHSTAR, INC.

By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP to the U.S. Securities and Exchange Commission, dated February 28, 2017